Exhibit 3.1(vi)

ARTICLES OF ASSOCIATION AND BYLAWS

OF

COTT HOLDINGS INC.

INTERPRETATION

1.	In these Articles, unless there be something in the subject or context inconsistent therewith:

(1)	“Acts” means the Companies Act (Nova Scotia) (the “Nova Scotia Act”) and the General Corporation Law of Delaware (the “GCL”), in either case as amended from time to time, and “Act” means either of them as context requires;

(2)	“Articles” means these Articles of Association and Bylaws and all amendments hereto which may be properly enacted in accordance with the requirements of the GCL for the enactment of bylaws and the requirements of the Nova Scotia Act for the enactment of articles of association;

(3)	“Board of Directors” means the board of directors of the Company;

(4)	“Company” means the company named above;

(5)	“director” means a director of the Company;

(6)	“Memorandum” means the Memorandum of Association and Certificate of Incorporation of the Company and all amendments thereto;

(7)	“month” means calendar month;

(8)	“Nova Scotia Office” means the registered office of the Company in the Province of Nova Scotia;

(9)	“person” includes a body corporate;

(10)	“proxyholder” includes an alternate proxyholder;

(11)	“Register” means the register of members or stockholders and where the context permits includes a branch register of members;

(12)	“Nova Scotia Registrar” means the Registrar as defined in the Nova Scotia Act;

(13)	“Secretary” includes any person appointed to perform the duties of the Secretary temporarily;

(14)	“shareholder” means a member as that term is used in the Nova Scotia Act in connection with a company limited by shares and means a stockholder as that term is used in the GCL;

(15)	“special resolution” means a resolution which would qualify as a special resolution as that phrase is used in the Nova Scotia Act;

(15)	“in writing” and “written” includes printing, lithography and other modes of representing or reproducing words in visible form; and

(16)	words importing number or gender include all numbers and genders unless the context otherwise requires.

2.	The regulations in Table A in the First Schedule to the Nova Scotia Act shall not apply to the Company.

SHARES

3.	The Board of Directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such person at such times, on such terms and conditions and, if the shares have a par value, either at a premium or at par, as it thinks fit.

4.	The Board of Directors may pay on behalf of the Company a reasonable commission to any person in consideration of subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company. Subject to the Acts, the commission may be paid or satisfied in shares of the Company.

5.	Shares may be registered in the names of joint holders not exceeding three in number.

6.	On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as the registered holder or holders of the shares.

7.	Save as herein otherwise provided, the Company may treat the registered holder of any share as the absolute owner thereof, entitled to receive dividends and to vote as such owner and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Company has express or other notice thereof, except as otherwise provided by applicable law.

8.	The Company is a private company, and:

(1)	no transfer of any share or prescribed security of the Company shall be effective unless or until approved by the Board of Directors;

(2)

the number of holders of issued and outstanding prescribed securities or shares of the Company, exclusive of persons who are in the employment of the Company or in the employment of an affiliate of the Company and exclusive of persons who, having been formerly in the employment of the Company or the employment of an affiliate of the Company, were, while in that employment, and have continued after termination of that employment, to own at least one prescribed security or share of the Company, shall not exceed 50 in number, two or more persons or companies who are the joint registered owners of one or more prescribed securities or shares being counted as one holder; and

(3)	the Company shall not invite the public to subscribe for any of its securities.

In this Article, “private company” and “securities” have the meanings ascribed to those terms in the Securities Act (Nova Scotia), and “prescribed security” means any of the securities prescribed by the Nova Scotia Securities Commission from time to time for the purpose of the definition of “private company” in the Securities Act (Nova Scotia).

CERTIFICATES

9.	The Company shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be signed by the Chairman of the Board or President or a Vice President and either the Secretary or an Assistant Secretary, and shall bear the seal of the Company or a facsimile thereof. Any or all of the signatures on the certificates may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to hold such office or position before the certificate is issued, the issue shall be given the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

10.	The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of shares of the Company. The Company shall be entitled to treat the registered holder of any share of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or any rights deriving from such share, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the registered holder of such share, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

11.	Except as the Board of Directors may determine, each shareholder’s shares may be evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the name of the shareholder.

12.	Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

13.

Any certificate that has become worn, damaged or defaced may, upon its surrender to the Company, be cancelled and replaced by a new certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum as it may be direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

14.	The sum of one dollar or such other sum as the Board of Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

15.	The Board of Directors may cause one or more branch Registers of shareholders to be kept in any place or places, whether inside or outside of Nova Scotia or Delaware.

TRANSFER OF SHARES

16.	The shares of the Company shall be transferable on the Register of the Company by the registered holder thereof, or his duly authorized attorney or legal representative, upon surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be cancelled and no new certificate for transfer shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

17.	The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

18.	The instrument of transfer of any share shall be in writing in the following form or to the following effect:

For value received,          hereby sell, assign, and transfer unto              ,      shares in the capital of the Company represented by the within certificate, and do hereby irrevocably constitute and appoint              attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

Dated the      day of             ,

Witness:

19.	Every instrument of transfer shall be left for registration at the Nova Scotia Office of the Company, or at any office of its transfer agent where a Register is maintained, together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove title to or the right to transfer the shares.

20.	The Board of Directors may require that a fee determined by them be paid before or after registration of any transfer.

21.	Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the Board of Directors declines to register shall, except in case of fraud, be returned to the person who deposited it.

TRANSMISSION OF SHARES

22.	The executors or administrators of a deceased shareholder (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such shareholder. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

23.	Notwithstanding anything in these Articles, if the Company has only one shareholder (not being one of several joint holders) and that shareholder dies, the executors or administrators of the deceased shareholder shall be entitled to register themselves in the Register as the holders of the shares registered in the name of the deceased shareholder whereupon they shall have all the rights given by these Articles and by law to shareholders.

24.	Any person entitled to shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer, upon producing such evidence of entitlement as the Board of Directors require, may be registered as a shareholder in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The Board of Directors shall have the same right to refuse registration as if the transferee were named in an ordinary transfer presented for registration.

INCREASE AND REDUCTION OF CAPITAL

25.	Subject to the Acts, the Company may by resolution of its shareholders increase its share capital by the creation of new shares of such amount as it thinks expedient.

26.	Subject to the Acts, the new shares may be issued upon such terms and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders determines or, if no direction is given, as the Board of Directors determine.

27.	The Company by resolution of its shareholders may, before the issue of any new shares, determine that such shares or any of them shall be offered in the first instance to all the then shareholders or to the holders of any class or series of shares in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares. In default of any such determination or to the extent that it does not apply, the Board of Directors shall control the new shares.

28.	Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

29.	The Company may, by special resolution where required, reduce its share capital in anyway and with and subject to any incident authorized and consent required by the Acts or other applicable law.

ALTERATION OF CAPITAL

30.	Subject to the Acts, the Company may by resolution of its shareholders:

(1)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(2)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

(3)	exchange shares of one denomination for another; or

(4)	cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

31.	Subject to the Acts, the Company may by special resolution:

(1)	subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and the special resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other;

(2)	convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company;

(3)	provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary must be filed with the Registrar stating the number of shares issued and the amount received therefor;

(4)

convert all or any of its previously authorized, unissued or issued, fully paid-up shares, other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the court as provided by the Nova Scotia Act; or

(5)	convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value, and for such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion.

32.	Subject to the Acts and any provisions attached to such shares, the Company may redeem, purchase or acquire any of its shares and the Board of Directors may determine the manner and the terms for redeeming, purchasing or acquiring such shares.

CLASSES AND SERIES OF SHARES

33.	Subject to the Acts and the Memorandum, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution.

MEETINGS AND VOTING BY CLASS OR SERIES

34.	Where the holders of shares of a class or series have, under the Acts, the Memorandum, the terms or conditions attaching to such shares or otherwise, the right to vote separately as a class in respect of any matter then, except as provided in the Acts, the Memorandum, these Articles or such terms or conditions, all the provisions in these Articles concerning meetings of shareholders (including, without limitation, provisions respecting notice, quorum and procedure) shall, mutatis mutandis, apply to every meeting of holders of such class or series of shares convened for the purpose of such vote.

35.	Unless the rights, privileges, terms or conditions attached to a class or series of shares provide otherwise, such class or series of shares shall not have the right to vote separately as a class or series upon an amendment to the Memorandum or Articles to:

(1)	increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(2)	effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

(3)	create a new class or series of shares equal or superior to the shares of such class or series.

BORROWING POWERS

36.	The Board of Directors on behalf of the Company may:

(1)	raise or borrow money for any of the purposes of the Company;

(2)	secure, subject to the sanction of a special resolution where required by the Acts, the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as it thinks fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future including its uncalled capital for the time being;

(3)	sign or endorse bills, notes, acceptances, checks, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid;

(4)	pledge debentures as security for loans;

(5)	guarantee obligations of any person.

37.	Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

38.	Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at meetings of shareholders of the Company, appointment of directors and other matters.

MEETINGS OF SHAREHOLDERS

39.	Subject to the Acts, annual general meetings of shareholders of the Company for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such dates and at such times as the Board of Directors may determine. All other meetings of the Company shall be called special meetings. Annual or special general meetings of shareholders may be held either within or without the Province of Nova Scotia or the State of Delaware as shall be specified in a notice or waiver of notice thereof,

40.	Special general meetings of the shareholders shall be called by the President, at the request in writing of a majority of the Board of Directors, and the Board of Directors, upon the requisition of shareholders holding not less than one-tenth of all of the shares outstanding and entitled to vote at such meeting or otherwise in accordance with the Acts shall forthwith proceed to convene such meeting or meetings to be held at such time and place or times and places as the Board of Directors determine.

41.	The requisition shall state the objects of the meeting requested, be signed by the requisitionists and deposited at the Nova Scotia Office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

42.	The Secretary shall cause a written notice of the place, day, and hour (and, in the case of special meetings or when required by the Acts, the purpose or purposes) of each meeting of the shareholders to be delivered or mailed at least ten (10), but not more than sixty (60), days prior to the meeting, to each shareholder of record entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States’ or Canadian mail addressed to the shareholder at his address as it appears on the Register of the Company, with postage thereon prepaid. Business transactions voted upon at any special meeting of the shareholders shall be limited to the purposes stated in the notice. Notice of any adjourned meeting of the shareholders of the Company shall not be required to be given unless otherwise required by the Acts.

43.	For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may either provide that the Register shall be closed for a stated period of not less than ten nor more than fifty days before the meeting, or it may fix in advance a record date for any such determination of shareholders, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Register is not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the date next preceding the date on which the notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the Register and the stated period of closing has expired and provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

44.	The officer or agent having charge of the Register of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the head office of the Company and shall be subject to inspection by any shareholder during regular business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original register shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this section shall not affect the validity of any action taken at such meeting.

45.	When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

46.	The accidental omission to give notice to a shareholder, or non-receipt of notice by a shareholder, shall not invalidate any resolution passed at any meeting.

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

47.	The business of an annual general meeting of shareholders shall be to receive and consider the financial statements of the Company and the report of the Board of Directors and the report, if any, of the auditors, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at such a meeting.

48.	No business shall be transacted at any meeting of shareholders unless the requisite quorum is present at the commencement of the business. A corporate shareholder of the Company that has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

49.	Except as otherwise provided in the Acts, the Memorandum or these Articles, the holders of a majority of shares issued and outstanding and entitled to vote thereat, represented in person, by proxy or by representatives (in the case of a corporate shareholder), shall constitute a quorum at any meeting of shareholders for the transaction of business, except as otherwise provided by statute. It however, such quorum shall not be present or represented at any meeting of the shareholders the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

50.	The Chairman of the Board shall be entitled to take the chair at every meeting of shareholders or, if there be no Chairman of the Board, or if the Chairman of the Board is not present at the meeting, the President or, failing the President, a Vice President shall be entitled to take the chair. If the Chairman of the Board, the President or a Vice President is not present at the meeting or if all such persons present decline to take the chair, the shareholders present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair, then such shareholders shall choose one of their number to be chairman.

51.	Subject to the Acts, at any meeting of shareholders, a resolution put to the meeting shall be decided by a poll. The result of the poll shall be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.

52.	The chairman shall not have a casting vote in addition to any vote or votes that the chairman has as a shareholder.

53.	The chairman of a meeting of shareholders may, with the consent of the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

VOTES OF SHAREHOLDERS

54.	Subject to the Acts and to any provisions attached to any class or series of shares concerning voting rights, every shareholder present in person, every duly authorized representative of a corporate shareholder, and every proxyholder, shall have one vote for every share held whether or not such representative or proxyholder is a shareholder. When a quorum is present at any meeting, the vote of the holders of a majority of the capital stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Memorandum or these Articles, a different vote is required, in which case such express provision shall govern and control the decision of such question.

55.	At each election for directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall be permitted to cumulate his votes for one or more directors.

56.	Any person entitled to transfer shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer may vote at any meeting of shareholders in respect thereof in the same manner as if such person were the registered holder of such shares so long as the Board of Directors are satisfied at least 48 hours before the time of holding the meeting of such person’s right to transfer such shares.

57.	Votes may be cast either personally or by proxy or, in the case of a corporate shareholder by a representative duly authorized under the Acts.

58.	A proxy shall be in writing and executed in the manner provided in the Acts. No proxy shall be voted on after one year from its date. A proxy or other authority of a corporate shareholder does not require its seal.

59.	A shareholder of unsound mind in respect of whom an order has been made by any court of competent jurisdiction may vote by guardian or other person in the nature of a guardian appointed by that court, and any such guardian or other person may vote by proxy.

60.

A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Nova Scotia Office of the Company or at such other place as the Board of Directors may direct. The Board of Directors may, by resolution, fix a time not exceeding 48 hours excluding Saturdays and holidays preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Nova Scotia Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chairman of the meeting shall determine all questions as to validity of proxies and other instruments of authority.

61.	A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the Nova Scotia Office of the Company before the meeting or by the chairman of the meeting before the vote is given.

62.	Every form of proxy shall comply with the Acts and its regulations and subject thereto may be in the following form:

I,                      of              being a shareholder of                      hereby appoint                      of              (or failing him/her              of             ) as my proxyholder to attend and to vote for me and on my behalf at the annual/special meeting of shareholders of the Company, to be held on the      day of          and at any adjournment thereof, or at any meeting of the Company which may be held prior to [insert specified date or event].

Dated this      day of                  .

Shareholder

63.	Any action or resolution, including a special resolution, required to be taken at any meeting of the shareholders of the Company or any action or resolution which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a resolution or consent in writing, setting forth the action so taken, is signed by every shareholder who would be entitled to vote on the resolution at a meeting and such consent or resolution is as valid as if it were passed by such shareholders at a meeting and satisfies all of the requirements of the Acts respecting meetings of shareholders.

DIRECTORS

64.	The property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors. The number of directors, which shall constitute the whole Board of Directors, shall be between one and ten. Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified or until his death, or until he shall resign or have been removed in the manner provided in these Articles. No director need be a shareholder of the Company.

65.	Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting or until their successors are duly elected and qualified unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

66.	Notwithstanding anything herein contained the directors of the Company on the date of its continuance shall continue to be the directors of the Company until their successors are appointed or they otherwise cease to be directors in accordance with these Articles.

67.	Directors as such shall not receive any stated salary for their services, but by resolution of the directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual or special meeting of the directors; provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

68.	The continuing directors may act notwithstanding any vacancy in their body, but if their number falls below the minimum permitted, the directors shall not, except in emergencies or for the purpose of filling vacancies, act so long as their number is below the minimum.

69.	The office of a director shall ipso facto be vacated, if the director:

(1)	becomes bankrupt or makes an assignment for the benefit of creditors;

(2)	is, or is found by a court of competent jurisdiction to be, of unsound mind;

(3)	by notice in writing to the Company, resigns the office of director (which resignation, unless otherwise specified, shall take effect upon receipt thereof by the Board of Directors or any officer to whom it is addressed); or

(4)	is removed in the manner provided by these Articles.

70.	Any director may be removed, either for or without cause, at any special meeting of shareholders called for the purpose by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

71.

No director shall be disqualified by holding the office of director from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director is in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established, provided the director makes a declaration or gives a general notice in accordance with the Acts. No director shall, as a director, vote in respect of any contract or arrangement in which the director is so interested, and if the director does so vote, such vote shall not be counted. This prohibition may at anytime or times be suspended or relaxed to any extent by a resolution of the shareholders and shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity.

OFFICERS

72.	The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers as maybe appointed in accordance with the provisions of these Articles.

73.	Without restricting other provisions hereof providing for the election or appointment of any officer, officers shall be chosen by the Board of Directors annually at its annual meeting or at such other times as are necessary in order to fill a vacancy. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until his successor is chosen and qualified, or until his death, or until he shall resign in the manner provided in these Articles, or shall be removed in the manner provided in these Articles. The President shall be and remain a director of the Company during the team of his office. Any other officer may, but need not be, a director of the Company. Any two or more offices may be held by the same person.

74.	The Board of Directors from time to time may appoint such other officers or agents (including one or more Vice Presidents, Controller, one or more Assistant Controllers, one or more Assistant Secretaries, and one or more Assistant Treasurers) as it may deem necessary or advisable, to hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. In the event of the temporary absence, incapacity, or inability to act of the President, the Board of Directors may appoint a Vice President, who during such temporary period shall exercise all the powers and assume all the responsibilities of the President. In the event of the temporary absence, incapacity, or inability to act of the Secretary or the Treasurer, the Board of Directors or the President may appoint an Assistant Secretary or Assistant Treasurer, respectively, who during such temporary period shall exercise all the powers and assume all the responsibilities of the Secretary or Treasurer. Any such Vice President, Assistant Secretary, or Assistant Treasurer so appointed shall continue in office until such time as such appointment is revoked in writing by the Board of Directors in relation to any Vice President; and the Board of Directors or the President in relation to any Assistant Secretary or Assistant Treasurer.

75.	Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Company. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof.

76.	The officers specifically designated in these Articles maybe removed, either for or without cause, at any meeting of the Board of Directors called for that purpose, by the vote of a majority of the whole Board of Directors. The officers and agents appointed otherwise may be removed, either for or without cause, at any meeting of the Board of Directors, by the vote of a majority of the Directors present at such meeting.

77.	A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled in the manner provided in these Articles for regular election or appointment to such office.

78.	Subject to the control of the Board of Directors, the President shall:

a.	have general and active management of the business of the Company;

b.	preside at all meetings of the Board of Directors and shareholders;

c.	see that all orders and resolutions of the Board of Directors are carried into effect;

d.	sign share certificates, the issuance of which has been authorized by the Board of Directors;

e.	from time to time report to the Board of Directors all matters within his knowledge which the interests of the Company may require to be brought to their notice;

f.	be vested with and shall perform the general supervisory powers and duties incidental to such office, which are not by the Articles specifically assigned to other officers of the Company; and

g.	be vested with and shall perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

79.	The Secretary shall:

a.	record all the proceedings of the meetings of the shareholders and the Board of Directors in books to be kept for such purposes;

b.	cause all notices to be duly given in accordance with the provisions of the Articles and as required by statute;

c.	be custodian of the records, books and Seal of the Company;

d.	see that the lists, reports, statements, certificates, and other documents and records require by statute are properly prepared, kept, and filed;

e.	have charge of the stock books and minute books of the Company;

f.	sign certificates representing stock of the Company, the issuance of which shall have been authorized by the Board of Directors; and

g.	in general, perform all duties incidental to the office of Secretary and such other duties as are given to him by the Articles or as may be assigned to him by the President or the Board of Directors.

80.	The Treasurer shall:

a.	have charge of and supervision over and be responsible for the funds, securities, receipts, and disbursements of the Company;

b.	render to the proper officers and to the Board of Directors whenever requested, a statement of the financial condition of the Company and of all of its transactions as Treasurer and render a full financial report at the annual meeting of the shareholders, if called upon to do so;

c.	cause to be kept correct books of account of all the business and transactions of the Company; and

d.	in general, perform all duties incidental to the office of Treasurer and such other duties as are given to him by the Articles or as may be assigned to him from time to time by the President or the Board of Directors.

81.	Any other officers or agents elected or appointed pursuant to these Articles shall have such duties and responsibilities as may be fixed from time to time by the Articles or as may be assigned to them by the President or the Board of Directors.

82.	The compensation of the officers of the Company shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that be is also a director of the Company.

PROCEEDINGS OF DIRECTORS

83.	Meetings of the Board of Directors may be held either within or without the Province of Nova Scotia at whatever place in Canada is specified by the officer calling the meeting.

84.	The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of any newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

85.	Regular meetings of the Board of Directors maybe held without notice at such time and place as shall from time to time be determined by the Board of Directors.

86.	Special meetings of the Board of Directors may be called by the President on three (3) days’ notice to each director, either personally, by mail, or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors. Notice of any meeting need not be given to any director, however, who shall attend such meeting in person, or who shall waive notice thereof in writing before or after such meeting. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

87.	At all meetings of the Board of Directors, a majority of the actual number of directors elected and qualified shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute. In the absence of a quorum, the Directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.

88.	If all directors of the Company entitled to attend a meeting either generally or specifically consent, a director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

89.	(1)	Questions arising at any meeting of directors shall be decided by a majority of votes. The chairman of the meeting may vote as a director but shall not have a second or casting vote.

	(2)	At any meeting of directors the chairman shall receive and count the vote of any director not present in person at such meeting on any question or matter arising at such meeting whenever such absent director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which the absent director desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any director may give to any other director a proxy authorizing such other director to vote for such first named director at such meeting, and the chairman of such meeting after such proxy has been so lodged, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the director giving such proxy.

90.	If no Chairman of the Board is elected, or if at any meeting of directors the Chairman of the Board is not present, or declines to take the chair, the President, if a director, shall preside. If the President is not a director, is not present at such time or declines to take the chair, a Vice President who is also a director shall preside. If no person describe above is present at such time and willing to take the chair, the directors present shall choose some one of their number to be chairman of the meeting.

91.	A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.

92.	Subject to the Acts, the Board of Directors may delegate any of their powers to committees consisting of such number of directors as it thinks fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Board of Directors.

93.	The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to the Acts, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority to adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommend to the shareholders a dissolution of the Company or a revocation of the dissolution, or amend the Articles of the Company; and, unless the resolution or the Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as maybe determined from time to time by resolution adopted by the Board of Directors.

94.	The meetings and proceedings of any committee of directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board of Directors insofar as they are applicable and are not superseded by any regulations made by the Board of Directors.

95.	To the extent permitted by the Acts and any other applicable law, all acts done at any meeting of the Board of Directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the director or person so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

96.	Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent or resolution in writing is as valid as if it were a resolution passed by such directors at a meeting. Such written resolution or consent shall be filed with the minutes of proceedings of the Board of committee.

REGISTERS

97.	The Board of Directors shall cause to be kept at the Nova Scotia Office in accordance with the provisions of the Nova Scotia Act a Register of the shareholders of the Company, a register of the holders of bonds, debentures and other securities of the Company and a register of its directors. Branch registers of the shareholders and of the holders of bonds, debentures and other securities may be kept elsewhere, either within or without the Province of Nova Scotia, in accordance with the Nova Scotia Act.

HEAD OFFICE

98.	The head office of the Company shall be located at such place as maybe determined by the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require.

MINUTES

99.	The Board of Directors shall cause minutes to be entered in books designated for the purpose:

(1)	of all appointments of officers;

(2)	of the names of directors present at each meeting of the Board of Directors and of any committees of directors;

(3)	of all orders made by the Board of Directors and committees of directors; and

(4)	of all resolutions and proceedings of meetings of shareholders and of the Board of Directors.

Any such minutes of any meeting of Board of Directors or of any committee of directors or of shareholders, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

100.	The management of the business of the Company is vested in the Board of Directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as maybe exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the shareholders, but subject nevertheless to the provisions of any statute, the Memorandum or these Articles. No modification of the Memorandum or these Articles shall invalidate any prior act of the Board of Directors that would have been valid if such modification had not been made.

101.	Without restricting the generality of the terms of any of these Articles and without prejudice to the powers conferred thereby or by the Acts, the Board of Directors may:

(1)	take such steps as it thinks fit to carry out any agreement or contract made by or on behalf of the Company;

(2)	pay costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(3)	purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, at such price and generally on such terms and conditions as it thinks fit;

(4)	pay for any property, rights or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares (fully paid-up or otherwise), bonds, debentures or other securities of the Company;

(5)	subject to the Acts, secure the fulfillment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as it thinks fit;

(6)	appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as it from time to time thinks fit, and determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as it thinks fit;

(7)	accept a surrender of shares from any shareholder insofar as the law permits and on such terms and conditions as may be agreed;

(8)	appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, execute and do all such deeds and things as may be required in relation to such trust, and provide for the remuneration of such trustee or trustees;

(9)	institute, conduct, defend, compound or abandon any legal proceedings by and against the Company, its directors or its officers or otherwise concerning the affairs of the Company, and also compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

(10)	refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

(11)	make and give receipts, releases and other discharges for amounts payable to the Company and for claims and demands of the Company;

(12)	determine who may exercise the borrowing powers of the Company and sign on the Company’ behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, checks, drafts, releases, contracts, agreements and all other instruments and documents;

(13)	provide for the management of the affairs of the Company abroad in such manner as it thinks fit, and in particular appoint any person to be the attorney or agent of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(14)	invest and deal with any fluids of the Company in such securities and in such manner as it thinks fit and vary or realize such investments;

(15)	subject to the Acts, execute in the name and on behalf of the Company in favor of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company’s property, present and future, as it thinks fit;

(16)	give any officer or employee of the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company;

(17)	set aside out of the profits of the Company before declaring any dividend such amounts as it thinks proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the directors may in their absolute discretion think in the interests of the Company, and invest such amounts in such investments as it thinks fit, and deal with and vary such investments, and dispose of all or any part of them for the benefit of the Company, and divide the reserve fund into such special funds as it thinks fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

(18)	enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as it considers expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

(19)	provide for the management of the affairs of the Company in such manner as it thinks fit.

SOLICITORS

102.	The Company may employ or retain solicitors any of whom may, at the request or on the instruction of the Board of Directors, the Chairman of the Board, the President or a managing director, attend meetings of the Board of Directors or shareholders, whether or not the solicitor is a shareholder or a director of the Company. A solicitor who is also a director may nevertheless charge for services rendered to the Company as a solicitor.

THE SEAL

103.	The Board of Directors shall arrange for the safe custody of the common seal of the Company (the “Seal”). The Seal shall be circular in form, shall bear the name of the Company, the words Corporate Seal Delaware, the words Nova Scotia and the date 2000. The Seal maybe affixed to any instrument in the presence of and contemporaneously with the attesting signature of (1) any director or officer acting within such person’s authority or (ii) any person under the authority of a resolution of the Board of Directors or a committee thereof. For the purpose of certifying documents or proceedings the Seal may be affixed by any director or the President, a Vice President, the Secretary, an assistant secretary or any other officer of the Company without the authorization of a resolution of the Board of Directors. The Company may have facsimiles of the Seal which may be used interchangeably with the Seal.

DIVIDENDS

104.	Subject to the Acts or other applicable law, the Board of Directors may from time to time declare such dividend as it deems proper upon shares of the Company according to the rights and restrictions attached to any class or series of shares, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared or at the close of business upon a record date. No transfer of such shares registered after the record date shall pass any right to the dividend so declared.

105.	For the purpose of determining shareholders entitled to receive payment of any dividend, the Board of Directors of the Company may provide that the Register shall be closed for a stated period, but not to exceed, in any case, fifty days. In lieu of closing the Register the Board of Directors may fix in advance a date as the record date for any such determination of shareholders.

106.	Dividends may be paid from any funds and in any way which would not be prohibited by the Acts or applicable law. No interest shall be payable on any dividend except insofar as the rights attached to any class or series of shares provide otherwise.

107.	The Board of Directors may from time to time pay to the shareholders such interim dividends as in their judgment the position of the Company justifies.

108.	Subject to the Memorandum, these Articles and the rights and restrictions attached to any class or series of shares, dividends may be declared and paid to the shareholders in proportion to the amount of capital paid-up on the shares (not including any capital paid-up bearing interest) held by them respectively.

109.	The Board of Directors may deduct from the dividends payable to any shareholder amounts due and payable by the shareholder to the Company on account of calls, installments or otherwise, and may apply the same in or towards satisfaction of such amounts so due and payable.

110.	The Board of Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

111.	The Board of Directors may retain the dividends payable upon shares to which a person is entitled or entitled to transfer upon the death or bankruptcy of a shareholder or in any way other than by allotment or transfer, until such person has become registered as the holder of such shares or has duly transferred such shares.

112.	When the Board of Directors declares a dividend on a class or series of shares and also make a call on such shares payable on or before the date on which the dividend is payable, the directors may retain all or part of the dividend and set off the amount retained against the call.

113.	The Board of Directors may declare that a dividend be paid by the distribution of cash, paid-up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.

114.	The Board of Directors may settle any difficulty that may arise in regard to the distribution of a dividend as it thinks expedient.

115.	Any person registered as a joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

116.	Unless otherwise determined by the Board of Directors, any dividend maybe paid by a check or warrant delivered to or sent through the post to the registered address of the shareholder entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every check or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent. The mailing or other transmission to a shareholder at the shareholder’s registered address (or, in the case of joint shareholders at the address of the holder whose name stands first on the register) of a check payable to the order of the person to whom it is addressed for the amount of any dividend payable in cash after the deduction of any tax which the Company has properly withheld, shall discharge the Company’s liability for the dividend unless the check is not paid on due presentation. If any check for a dividend payable in cash is not received, the Company shall issue to the shareholder a replacement check for the same amount on such terms as to indemnity and evidence of non- receipt as the Board of Directors may impose. No shareholder may recover by action or other legal process against the Company any dividend represented by a check that has not been duly presented to a banker of the Company for payment or that otherwise remains unclaimed for 6 years from the date on which it was payable.

ACCOUNTS

117.	The Board of Directors shall cause proper books of account to be kept of the amounts received and expended by the Company, the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Company, and the assets, credits and liabilities of the Company.

118.	The books of account shall be kept at the head office of the Company or at such other place or places as the Board of Directors may direct.

119.	The Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to inspection of the shareholders and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or a resolution of the shareholders.

120.	At the annual general meeting of shareholders in every year the Board of Directors shall lay before the Company such financial statements and reports in connection therewith as may be required by the Acts or other applicable statute or regulation thereunder and shall distribute copies thereof at such times and to such persons as may be required by statute or regulation.

AUDITORS AND AUDIT

121.	Except in respect of a financial year for which the Company is exempt from audit requirements in the Acts, the Company shall at each annual general meeting of shareholders appoint an auditor or auditors to hold office until the next annual general meeting. If at any meeting of shareholders at which the appointment of an auditor or auditors is to take place and no such appointment takes place, or if no annual general meeting of shareholders is held in any year or period of years, the Board of Directors shall appoint an auditor or auditors to hold office until the next annual general meeting of shareholders.

122.	The first auditors of the Company may be appointed by the Board of Directors at anytime before the first annual general meeting of shareholders and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders, in which event the shareholders may appoint auditors.

123.	The Board of Directors may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

124.	The Company may appoint as auditor any person, including a shareholder, not disqualified by statute.

125.	An auditor maybe removed or replaced in the circumstances and in the manner specified in the Acts.

126.	The remuneration of the auditors shall be fixed by the shareholders, or by the Board of Directors pursuant to authorization given by the shareholders, except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the Board of Directors.

127.	The auditors shall conduct such audit as may be required by the Acts and their report, if any, shall be dealt with by the Company as required by the Acts.

NOTICES

128.	A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, director, officer or auditor by personal delivery at such person’s registered address (or, in the case of a director, officer or auditor, last known address) or by prepaid mail, telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

129.	Shareholders having no registered address shall not be entitled to receive notice.

130.	All notices with respect to registered shares to which persons are jointly entitled may be sufficiently given to all joint holders thereof by notice given to whichever of such persons is named first in the Register for such shares.

131.	Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of actual receipt and the third business day following that upon which it is mailed, and in proving such service it shall be sufficient to prove that the notice was properly addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the notice was so addressed and mailed or transmitted shall be conclusive evidence thereof.

132.	Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to such persons name and address being entered on the Register was duly served in the manner hereinbefore provided upon the person from whom such person derived title to such share.

133.	Any notice delivered, sent or transmitted to the registered address of any shareholder pursuant to these Articles, shall, notwithstanding that such shareholder’s then deceased and that the Company has notice thereof, be deemed to have been served in respect of any registered shares, whether held by such deceased shareholder solely or jointly with other persons, until some other person is registered as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice on the heirs, executors or administrators of the deceased shareholder and all joint holders of such shares.

134.	Any notice may bear the name or signature, manual or reproduced, of the person giving the notice written or printed.

135.	When a given number of days’ notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

136.	To the fullest extent permitted by the Acts, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate (including, but without limiting the generality of the foregoing, all losses, liabilities, costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) incurred by him in respect of any action or proceeding for the recovery of claims of employees or former employees of the Company or such body corporate (including, without limitation, claims for wages, salaries and other remuneration or benefits) or in respect of any claim based upon the failure of the Company to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

a.	he acted honestly and in good faith with a view to the best interests of the Company; and

b.	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

Subject to any limitations contained in the Acts, the Company may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

137.	Any repeal or modification of these Articles by the shareholders of the Company shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

WAIVER OF NOTICE

138.	Whenever any notice is required to be given under the provisions of the Acts or of the Memorandum or of the Articles, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall, subject to applicable law, be deemed equivalent thereto.

EXECUTION OF DOCUMENTS

139.	All deeds, contracts, and other instruments requiring execution by the Company may be signed by any officer or director. Authority to sign any deed, contract, or other instrument requiring execution by the Company may be conferred by the Board of Directors upon any person or persons, whether or not such person or persons are officers of the Company.

140.	All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Company whatsoever shall be signed by such officer or officers or such agent or agents of the Company and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Company, in any of its duly authorized depositories, shall be made in such manner as the Board of Directors from time to time may determine.

141.	Proxies to vote with respect to shares of other corporations owned by or standing in the name of the Company maybe executed and delivered from time to time on behalf of the Company by the President, the Secretary, or by any other persons or persons thereunder authorized by the Board of Directors.